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                                                                      Exhibit 21


                          LIST OF SUBSIDIARY COMPANIES


                                                                   State of Incorporation
                                                                   ----------------------
Roy F. Weston (Delaware), Inc.                                     Delaware
Weston International Holdings, Inc. (d/b/a Weston International)   Delaware
Roy F. Weston of New York, Inc.                                    New York
Roy F. Weston (IPR), Inc.                                          Delaware
Moorstein, Inc.                                                    Delaware
Roy F. Weston, Inc. of Michigan                                    Michigan
Roy F. Weston of Missouri, Inc.                                    Delaware
Roy F. Weston, P.E., P.C.                                          District of Columbia
Weston of New Jersey, Inc.                                         Delaware
RFW Properties I, Inc.                                             Delaware